Exhibit 23.3
Cawley, Gillespie & Associates, Inc.
PETROLEUM CONSULTANTS

AUSTIN OFFICE:	MAIN OFFICE:	HOUSTON OFFICE:
9601 AMBERGLEN BLVD., SUITE 117	306 WEST 7TH STREET, SUITE 302	1000 LOUISIANA, SUITE 625
AUSTIN, TEXAS 78729	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
(512) 249-7000	(817) 336-2461	(713) 651-9944
FAX (512) 233-2618	FAX (817) 877-3728	FAX (713) 651-9980
Consent of Cawley, Gillespie & Associates, Inc.
March 28, 2008
Concho Resources, Inc.
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
Gentlemen:
     Cawley, Gillespie & Associates, Inc., hereby consents to the use of the oil and gas reserve information in the Concho Resources, Inc. Securities and Exchange Commission Form 10-K for the year ending December 31, 2007 and in the Concho Resources, Inc. Annual Report for the year ending December 31, 2007, based on reserve reports dated January 16, 2008, prepared by Cawley, Gillespie & Associates, Inc. We hereby further consent to the incorporation by reference in the Registration Statement on Form S-8 (file no. 333-145791) of such information.

Submitted, Cawley, Gillespie & Associates, Inc.

Kenneth J. Mueller, P. E.
Vice President

Fort Worth, Texas